United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 2, 2024

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 826-7280

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

The 2024 annual meeting of stockholders of Cheetah Net Supply Chain Service Inc. (the “Company”) took place on July 2, 2024 (the “Annual Meeting”). Prior to the Annual Meeting, the Company decided not to nominate Mr. Vladimir Gavrilovic, a director of the Company and the chair of the audit committee of the Company’s board of directors (the “Board”) since July 2023, for director re-election. The Company and Mr. Gavrilovic did not have any disagreements. Consequently, Mr. Gavrilovic ceased to be a director of the Company and a member of any committee of the Board, effective July 2, 2024.

Pursuant to the results of the Annual Meeting, Mr. Huibo Deng, a director nominee nominated by the Board, assumed the roles of director of the Company and chair of the audit committee of the Board, effective July 2, 2024. Since 2021, Mr. Deng has been a visiting professor at the Chinese Academy of Management Sciences, teaching various management and finance courses. From January 2023 to July 2023, Mr. Deng served as the Vice President at Shenzhen Dexun Securities Advisory Co., Ltd., where he was responsible for strategy development and relationship management related to the financial market. From June 2017 to November 2018, Mr. Deng was a general manager at China Travel Group Zhonglv Bank, overseeing relationship management and business opportunities exploration. Mr. Deng obtained his bachelor’s degree in Finance from Dongbei University of Finance and Economics in 2009 and his master’s degree in Statistics from Dalarna University in 2010. He earned a Ph.D. in Finance from Renmin University of China in 2014. The Company believes Mr. Deng is well-qualified to serve as its director due to Mr. Deng’s expertise in finance and management.

On July 2, 2024, the Company extended a director offer letter to Mr. Deng, which he accepted. A copy of the director offer letter is filed herewith as Exhibit 10.1 and is incorporated herein by reference. On July 2, 2024, the Company entered into an indemnification agreement with Mr. Deng. A copy of the indemnification agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

The stockholders of the Company also approved the Company’s 2024 Stock Incentive Plan (the “Plan”) at the Annual Meeting. The Plan provides for the grant of options, restricted stock, restricted stock units, or other awards in accordance with the terms of the Plan. The Plan provides for awards to the directors, employees, and consultants of the Company and its subsidiaries, as well as to the prospective employees (on the condition that they become employees of the Company), except that incentive stock options may be granted only to the current employees of the Company and its subsidiaries. Such awards may be granted in the discretion of the compensation committee of Board.

The Plan limits the total number of shares subject to awards to 2,500,000 shares of Class A common stock and 500,000 shares of Class B common stock, with potential adjustments under certain conditions according to the Plan’s terms. The number of shares of common stock available for issuance under the Plan will automatically increase on the first trading day in January each calendar year during the term of the Plan, beginning on the first trading day in January 2025, by an amount equal to 10% of the total number of shares of common stock outstanding, as measured as of the last trading day in the immediately preceding calendar year, or such fewer number of shares of common stock as may be determined by the Board prior to the effective date of any such annual increase, but in no event will any such annual increase exceed 4,500,000 shares of Class A common stock and 500,000 shares of Class B common stock. Shares underlying awards that expire or are forfeited or terminated without being exercised or settled for cash will again be available for the grant of additional awards within the limits provided by the Plan. Shares withheld by or delivered to the Company to satisfy the exercise price of options or tax withholding obligations with respect to any award granted under the Plan will nonetheless be deemed to have been issued under the Plan. The total fair market value of shares for which a participant may exercise incentive stock options in a year may not exceed $100,000.

The foregoing summary description of the Plan is qualified in its entirety by reference to the copy of the Plan that is attached to this Current Report on Form 8-K as Exhibit 10.3.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the results of the Annual Meeting, the Second Amended and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Annual Meeting, was amended and restated to be in the form of the Third Amended and Restated Articles of Incorporation attached as Exhibit 3.1 hereto. Such exhibit is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the matters described below.

(1) The Company’s stockholders elected five directors, each to serve until the 2025 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld
Huan Liu	130,339,088	3,554
Xianggeng Huang	130,339,088	3,554
Adam Eilenberg	130,338,726	3,916
Huiping (Catherine) Chen	130,339,088	3,554
Huibo Deng	130,339,088	3,554

There were 2,184,740 broker non-votes with respect to the election of the five directors. Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

(2) The Company’s stockholders ratified the appointment of Assentsure PAC as the independent registered public accounting firm of the Company for the year ending December 31, 2024 (the “Appointment”). The number of shares that (a) voted for the Appointment, (b) voted against the Appointment, and (c) withheld authority to vote for the Appointment is summarized in the table below:

Votes For	Votes Against	Votes Withheld
132,502,168	25,199	15

There were no broker non-votes with respect to the ratification of the Appointment.

(3) The Company’s stockholders approved the Company’s 2024 Stock Incentive Plan. The number of shares that (a) voted for the 2024 Stock Incentive Plan, (b) voted against the 2024 Stock Incentive Plan, and (c) withheld authority to vote for the 2024 Stock Incentive Plan is summarized in the table below:

Votes For	Votes Against	Votes Withheld
130,337,931	4,696	15

There were 2,184,740 broker non-votes with respect to the approval of the Company’s 2024 Stock Incentive Plan.

(4) The Company’s stockholders approved the Company’s Third Amended and Restated Articles of Incorporation to increase the number of shares of the Company’s Class A common stock authorized to be issued to 891,750,000 shares (the “Increase of Class A Common Stock”). The number of shares that (a) voted for the Increase of Class A Common Stock, (b) voted against the Increase of Class A Common Stock, and (c) withheld authority to vote for the Increase of Class A Common Stock is summarized in the table below:

Votes For	Votes Against	Votes Withheld
132,485,604	41,778	0

There were no broker non-votes with respect to the Increase of Class A Common Stock.

(5) The Company’s stockholders approved the Company’s Third Amended and Restated Articles of Incorporation to increase the number of shares of the Company’s Class B common stock authorized to be issued to 108,250,000 shares (the “Increase of Class B Common Stock”). The number of shares that (a) voted for the Increase of Class B Common Stock, (b) voted against the Increase of Class B Common Stock, and (c) withheld authority to vote for the Increase of Class B Common Stock is summarized in the table below:

Votes For	Votes Against	Votes Withheld
132,485,604	41,778	0

There were no broker non-votes with respect to the Increase of Class B Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
3.1	Third Amended and Restated Articles of Incorporation of the Company
10.1	Director Offer Letter dated July 2, 2024 between Huibo Deng and the Company
10.2	Indemnification Agreement dated July 2, 2024 between Huibo Deng and the Company
10.3	The Company’s 2024 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2024

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors